                                                                   EXHIBIT 10.10
                       REGISTRATION SUPPORT PUT AGREEMENT

        This Registration Support Put Agreement ("Agreement") is made as of the 12th day of November, 1999, by and between Paul G. Allen, an individual ("Allen"), and __________ (the "Holder"), with reference to the following facts:

        A Charter Communications Operating, LLC ("CCO") is a party to (1) that certain Purchase and Sale Agreement by and among the persons or entities listed on the signature pages thereto as "Sellers," and Rifkin Acquisition Partners, L.L.L.P. ("RAP"), dated April 26, 1999 (the "RAP Agreement"), and (2) that certain Purchase and Sale Agreement by and among the persons or entities listed on the signature pages thereto as "Sellers," and InterLink Communications Partners, LLLP ("InterLink"), dated April 26, 1999 (the "InterLink Agreement" and, together with the RAP Agreement, the "Purchase Agreements"), pursuant to which CCO and certain of its affiliates have acquired all of the outstanding equity of RAP and InterLink, respectively.

        B Allen is the indirect controlling owner of CCO and expects to derive benefit from the transactions contemplated by the Purchase Agreements.

        C Holder is a former owner of interests in RAP and/or InterLink and, in connection with the transaction by which CCO acquired RAP and InterLink, Holder was issued preferred membership units of Charter Communications Holding Company, LLC ("Charter LLC").

        D In connection with the initial public offering of Charter Communications, Inc. ("CCI"), Holder exchanged its preferred membership units in Charter LLC for CCI Stock (as defined below), and as a condition of such exchange, Allen agreed to enter into this Agreement, giving Holder certain rights with respect to the CCI Stock.

        NOW, THEREFORE, in consideration of the respective covenants and agreements of the parties and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereby agree as follows:

        1. Definitions. As used in this Agreement, the following terms have the following meanings:

        "Closing Price" means, with respect to a share of CCI common stock, (i) the last reported sales price, regular way, as reported on the principal national securities exchange on which shares of CCI common stock are listed or admitted for trading or (ii) if shares of CCI common stock are not listed or admitted for trading on any national securities exchange, the last reported sales price, regular way, as reported on the Nasdaq National Market or, if such last reported sales price is not available, the average of the highest bid and lowest asked prices as reported on the Nasdaq Stock Market.

        "CCI Stock" means all shares of common stock of CCI issued to Holder in exchange for preferred membership units of Charter LLC, and all other securities that constitute "CCI Stock" in accordance with Section 5 of this Agreement.

        "Contribution Agreement" means the Contribution Agreement dated as of September 14, 1999, by and among , CCO, Charter Communications Holding Company, LLC, the Investors, CCI and Allen, as amended by the First Amendment to Contribution dated as of November 12, 1999.

        "Registration Rights Agreement" means that certain Registration Rights Agreement, dated the date hereof, among CCI, the Holder and certain additional holders of CCI Stock executing such agreement.

        2. Put Option. Allen hereby grants to the Holder the right and option (the "Put Option"), exercisable by written notice in the form attached as Exhibit A hereto delivered to Allen at any time after the date that is 180 days from the date hereof until the date of termination of the Put Option under
Section 7, to sell and to permit any of the Holder's Permitted Transferees to sell to Allen or his designee, from time to time, on one or more occasions, all or any portion of the Registrable Securities (as defined in the Registration Statement) held by the Holder and its Permitted Transferees; provided, however, that the Put Option shall not be exercisable unless on the date the written notice of exercise is delivered the Registrable Securities specified in the Holder's notice pursuant to this Section 2 are not then able to be resold under the Registration Statement contemplated by the Registration Rights Agreement (whether or not such inability constitutes a breach of the Registration Rights Agreement). Upon the giving of such notice, Allen shall be obligated to buy or to cause his designee to buy and, subject to Section 5.3, the Holder and the Permitted Transferees identified in the Holder's notice pursuant to this Section 2 shall be obligated to sell, the amount of the CCI Stock held by the Holder and its Permitted Transferees that is specified in the Holder's notice pursuant to this Section 2, at the price and upon the terms and conditions specified in
Section 3.

        3. Purchase Price; Closing.

               3.1 The purchase price to be paid upon any exercise of the Put Option (the "Purchase Price") shall be equal to the Closing Price of CCI common stock on the date on which the Holder's notice of exercise is delivered under
Section 2 (or if such date is not a trading day, then the Closing Price on the next trading day).

               3.2 At each closing of the purchase and sale of the CCI Stock pursuant to the exercise of the Put Option (the "Closing"), (a) Allen or his designee shall pay to the Holder (for itself and on behalf of its Permitted Transferees, if applicable) the Purchase Price in immediately available funds by wire transfer (if wire transfer instructions were provided in the notice of exercise) or certified bank check; and (b) the Holder shall deliver or cause to be delivered to Allen or his designee one or more certificates evidencing the CCI Stock to be purchased and sold at such Closing, together with duly executed assignments separate from the certificate in form and substance reasonably acceptable to Allen to effectuate the transfer of such CCI Stock to Allen or his designee, together with a certificate of the Holder and its Permitted Transferee, if applicable, reaffirming the representations in Section 4.

               3.3 Each Closing shall be held at the offices of Irell & Manella in Los Angeles, California, on the thirtieth day after the Holder delivers the written notice described above (or, if such day is not a business day, on the next business day thereafter), or at such other time and place as the Holder and Allen may agree. The Holder and Allen will cooperate so as to permit all documents required to be delivered at the Closing to be delivered by mail, delivery service or courier without requiring either party or his or its representatives to be physically present at the Closing.

        4. Representations of the Holder. The Holder represents and warrants to Allen and any of his designees or assignees that on the date hereof and at each
Closing: (a) the Holder has full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby; (b) this Agreement is the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms; (c) at each Closing, the Holder or one of its Permitted Transferees will own all of the CCI Stock required to be purchased and sold at such Closing, both of record and beneficially, free and clear of all liens, encumbrances or adverse interests of any kind or nature whatsoever (including any restriction on the right to vote, sell or otherwise dispose of the CCI Stock), other than those arising under applicable law and those arising under the organizational documents of CCI; (d) upon the transfer of the CCI Stock pursuant to Section 3, Allen or his designee will receive good title to the CCI Stock, free and clear of all liens, encumbrances and adverse interests created by the Holder, any Permitted Transferee, or any of their respective predecessors-in-interest, other than those arising under applicable law or those arising under the organizational documents of CCI.

        5. Adjustment for Exchange, Reorganizations, Stock Splits, etc.

               5.1 If the number of shares of CCI Stock is increased, decreased, changed into, or exchanged for a different number or kind of publicly-traded shares or securities of CCI through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, or other similar transaction, an appropriate adjustment shall be made with respect to number and kind of shares or securities subject to the Put Option. Any shares or securities that become subject to the Put Option pursuant to this Section 5.1 shall constitute "CCI Stock" for purposes of this Agreement.

               5.2 Upon a reorganization, merger or consolidation of CCI with one or more other corporations or entities (any of the foregoing, a "Business Combination") pursuant to which the outstanding CCI Stock is converted into or exchanged in whole or in part for any other publicly-traded security ("Replacement Securities"), the Put Option shall cease to be exercisable with respect to the securities that previously constituted "CCI Stock" and shall instead be automatically converted into an option to sell such number of shares or units of Replacement Securities issued in exchange for the CCI Stock pursuant to such Business Combination at a price per share or unit of Replacement Securities equal to the aggregate Purchase Price for all CCI Stock immediately prior to such effectiveness divided by the number of shares or units of Replacement Securities subject to the Put Option immediately following such effectiveness. Any Replacement Securities that become subject to the Put Option pursuant to this Section 5.2 shall constitute "CCI Stock" for purposes of this Agreement.

               5.3 In the event of any proposed Business Combination pursuant to which the outstanding CCI Stock will be converted in whole or in part into a right to receive consideration other than publicly-traded securities of CCI or Replacement Securities, (i) Allen will provide notice thereof to the Holder at least ten (10) days prior to consummation of such Business

Combination and (ii) the Put Option will expire two days prior to such consummation except with respect to any CCI Stock that is specified in a notice delivered by the Holder pursuant to Section 2 prior to such date and except to the extent the Put Option will continue under 5.2 as to that portion of the consideration received constituting Replacement Securities. If the Holder delivers a notice pursuant to Section 2 after its receipt of a notice from Allen pursuant to this Section 5.3, the purchase and sale of any of the CCI Stock specified in the Holder's notice may be conditioned at the Holder's option on the consummation of the Business Combination described in Allen's notice pursuant to this Section 5.3.

        6. Representations of Allen. Allen represents and warrants to the Holder and each Permitted Transferee that on the date hereof and at all times hereafter through the Closing: (a) Allen has full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby; (b) this Agreement constitutes the legal, valid and binding obligation of Allen, enforceable against Allen in accordance with its terms; (c) his execution and delivery of this Agreement does not, and his performance of his obligations under this Agreement will not, violate, conflict with or constitute a breach of, or a default under, any material agreement, indenture or instrument to which he is a party or which is binding on him, and will not result in the creation of any lien on, or security interest in, any of his assets (other than such violations, breaches, defaults, liens or security interests that would not materially and adversely affect his ability to perform his obligations under this Agreement); and (d) his Net Worth is and will be greater than $4 billion. At the request of R&A Management, LLC, a Colorado limited liability company ("R&A"), made (on behalf of Holder together with all other holders receiving put agreements in connection with the transactions under the Purchase Agreements) no more frequently than once every 180 days, Allen will within 10 days of such request deliver to R&A a certificate signed by him or his attorney-in-fact as to the representation and warranty in clause (d) being true and correct at such time. "Net Worth" means the excess of the fair market value of Allen's assets over the aggregate amount of Allen's liabilities.

        7. Termination of Put Option. The Put Option shall terminate on the earlier of (i) the date on which all Registrable Securities covered by the Registration Statement have been sold pursuant to the Shelf Registration (each as defined in the Registration Rights Agreement) or otherwise sold (other than to Permitted Transferrees) and (ii) the date two years from the date hereof.

        8. Miscellaneous.

               8.1 No Impairment of other Put Rights. Nothing herein is intended to supersede, or limit Holder's ability to exercise its rights under, the Accretion Put (as defined in the Contribution Agreement).

               8.2 Complete Agreement; Modifications. This Agreement constitutes the parties' entire agreement with respect to the subject matter hereof and supersedes all other agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a writing signed by both parties.

               8.3 Additional Documents. Each party hereto agrees to execute any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

               8.4 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sufficiently given if delivered in person or transmitted by telecopy or similar means of recorded electronic communication to the relevant party, addressed as follows (or at such other address as either party shall have designated by notice as herein provided to the other party):

               If to the Holder, to the address set forth on the signature page attached hereto.



               If to Allen:

                      Paul G. Allen
                      c/o William D. Savoy @ Vulcan Northwest
                      110 110th Avenue Northwest
                      Bellevue, Washington 98004
                      Telecopy: (425) 453-1985

               with a copy to:

                      Irell & Manella LLP
                      1800 Avenue of the Stars, Suite 900
                      Los Angeles, California 90067-4276
                      Attention: Alvin G. Segel
                      Telecopy: (310) 203-7199

Any such notice or other communication shall be deemed to have been given and received on the day on which it is delivered or telecopied (or, if such day is not a business day or if the notice or other communication is not telecopied during business hours, at the place of receipt, on the next following business day); provided, however, that any such notice or other communication shall be deemed to have been given and received on the day on which it is sent if delivery thereof is refused or if delivery thereof in the manner described above is not possible because of the intended recipient's failure to advise the sending party of a change in the intended recipient's address or telecopy number.

               8.5 No Third-Party Benefits. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any person or entity that is not a party to this Agreement, other than any Permitted Transferees of the Holder.

               8.6 Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (a) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (b) no alternation, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence.

               8.7 Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

               8.8 Undertakings. All authority herein conferred or agreed to be conferred upon a party to this Agreement and all agreements of a party contained herein shall survive the death or incapacity of such party (or any of them).

               8.9 Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and shall inure to the benefit of the parties, their respective heirs, estates, personal representatives, conservators, successors and permitted assigns.

               8.10   Assignments.

                      (a) The Holder and any Permitted Transferee may transfer some or all of its CCI Stock to any of the following persons or entities (each such person or entity, a "Permitted Transferee"), and the Permitted Transferee shall thereupon have the rights provided in this Agreement:

                             (i) any person or entity that was among the
"Investors" who were party to the Contribution Agreement;

                             (ii) any person or entity that, directly or
indirectly, through the ownership of voting securities, controls, is controlled by, or is commonly controlled with the Holder;

                             (iii) a trust for the benefit of the equity owners
of the Holder and of which the trustee or trustees are one or more persons or entities that either control, or are commonly controlled with, the Holder or are banks, trust companies, or similar entities;

                             (iv) any person or entity for which the Holder is
acting as nominee or any trust controlled by or under common control with such person or entity;

                             (v) if the Holder is an individual, any charitable
foundation, charitable trust, or similar entity, the estate, heirs, or legatees of the Holder upon the Holder's death, any member of the Holder's family, any trust or similar entity for the benefit of the Holder or one or more members of the Holder's family, or any entity controlled by the Holder or one or more members of the Holder's family.

                      (b) The Holder may assign all its rights and delegate all its obligations under this Agreement to any Permitted Transferee, and such Permitted Transferee shall thereupon be deemed to be the "Holder" for purposes of this Agreement.

                      (c) Allen is entitled, in his sole discretion, to assign his rights to purchase any CCI Stock under this Agreement to one or more entities controlled by Allen, but no such assignment will relieve Allen of any of his obligations under this Agreement.

               8.11 Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to any choice of law provisions of that state or the laws of any other jurisdiction.

               8.12 Headings. The Section headings in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or interpret the scope of this Agreement or of any particular Section.

               8.13 Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and neuter; and the neuter gender includes the masculine and feminine; and (b) the singular tense and number includes the plural, and the plural tense and number includes the singular.

               8.14 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               8.15 Costs. Except as otherwise provided in this Agreement, each party will bear his or its own costs in connection with the exercise of the Holder's right under this Agreement and the purchase and sale of any CCI Stock pursuant to this Agreement.

               8.16 Default. In the event of any legal action between the parties arising out of or in relation to this Agreement, the prevailing party in such legal action shall be entitled to recover, in addition to any other legal remedies, all of his or its costs and expenses, including reasonable attorney's fees, from the non-prevailing party, regardless of whether such legal action is prosecuted to completion.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.





                                            ---------------------------------
                                            Paul G. Allen, by William D. Savoy,
                                            attorney-in-fact







                  [SIGNATURE PAGE TO REGISTRATION SUPPORT PUT]

                                     HOLDER










                  [SIGNATURE PAGE TO REGISTRATION SUPPORT PUT]

ADDRESS OF HOLDER:

                                    Exhibit A

                               Notice of Exercise